UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2007

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on June 6, 2007, the Board of Directors of Corning Incorporated elected Kurt M. Landgraf as a Director, to hold office until Corning's next annual meeting of shareholders on April 24, 2008, when he is expected to be nominated for election to serve a three-year term.

Mr. Landgraf, 60, is President and Chief Executive Officer of Educational Testing Service ("ETS"), a private nonprofit educational testing and measurement organization, and joined ETS in that position in 2000. Prior to that, he was Executive Vice President and Chief Operating Officer of E.I. Du Pont de Nemours and Company ("Du Pont"), where he previously held a number of senior leadership positions. Mr. Landgraf is also a director of ETS, IKON Office Solutions, Inc. and Louisiana - Pacific Corporation.

The Corning Board Nominating and Corporate Governance Committee recommended and nominated Mr. Landgraf as a director candidate. At its June 6, 2007 meeting electing Mr. Landgraf, the Corning Board concluded that he had no related party transactions with the company, qualified as independent, and named him to the Audit Committee and to the Corporate Relations Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

June 7, 2007	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel